UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 9, 2019
(Date of earliest event reported)
HERMAN MILLER, INC.
(Exact name of registrant as specified in its charter)

Michigan (State or Other Jurisdiction of incorporation)	001-15141 (Commission File No.)	38-0837640 (IRS Employer Identification no.)

855 East Main Avenue Zeeland, Michigan (Address of Principal Executive Offices)	49464 (Zip Code)
(616) 654-3000
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[__]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[__]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[__]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[__]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [__]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [__]

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective April 9, 2019, the Board of Directors of Herman Miller, Inc. (the “Company”) amended Section 2 of Article IV of the Amended and Restated Bylaws of the Company (the “Bylaws”) to (1) harmonize the Bylaws with the Company’s Restated Articles of Incorporation with respect to the length of the term of office of directors appointed to fill vacancies and (2) allow the election of directors for a term that expires later than the annual meeting of stockholders at or immediately after which such director attains age 72, provided that such a director must tender his or her resignation upon attaining age 72, which resignation will be effective as of (or no later than) the annual meeting of stockholders at or immediately after the director attains age 72.

The above description of the amendments to the Company’s Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws as amended, set forth in Exhibit 3 to this Form 8-K and incorporated in this Item by reference.

Item 9.01.    Financial Statements and Exhibits

Exhibit 3	Amended and Restated Bylaws of Herman Miller, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:	April 15, 2019	HERMAN MILLER, INC.
(Registrant)
		By:	/s/ Kevin J. Veltman Kevin J. Veltman
Vice President of Investor Relations & Treasurer (Duly Authorized Signatory for Registrant)